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                                                                    Exhibit 21.0

                          SUBSIDIARIES OF MATTEL, INC.

                                                                 Percentage of
                                                               Voting Securities
                                                               Owned Directly or
                                               Jurisdiction in   Indirectly By
Subsidiaries(1)                                Which Organized     Parent(2)
---------------                                --------------- -----------------
Fisher-Price, Inc. ........................... Delaware               100%
Mattel International Holdings B.V. ........... The Netherlands        100%
Mattel Investment, Inc. ...................... Delaware               100%
Mattel Overseas, Inc. ........................ California             100%
Mattel Sales Corp. ........................... California             100%
Pleasant Company ............................. Wisconsin              100%

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(1) All of the subsidiaries listed above are included in the consolidated financial statements. Inactive subsidiaries and subsidiaries that, when considered in the aggregate, do not constitute a significant subsidiary have not been included in the above list.

(2) Parent refers to Mattel, Inc. (a Delaware corporation) and excludes Directors' qualifying shares.